UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street, 56th Floor, Toronto, Ontario, Canada M5X 1C9
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective April 30, 2013, Enhance Skin Products Inc. (the “Company”) has entered into the following material agreements with creditors in accordance with the restructuring plan that was approved by the Company’s Board of Directors on February 13, 2013 (“Restructuring Plan”): (i) a debt settlement agreement with Heenan Blakie LLP (the “Heenan Settlement Agreement”); and  (ii) a debt settlement agreement with Stepp Law Corporation (the “Stepp Settlement Agreement”).

The Heenan Settlement Agreeement  provides that in full repayment of the CDN$119,926.21 the Company owes to Heenan Blakie LLP, the Company will pay (i) US$15,674.54  within five business days of signature of the Heenan Settlement Agreement; (ii) US$32,078.59 from the reimbursement of patent costs from certain third parties or from any fundraising that bring the Company’s aggregate fundraisings to at least one million United States dollars; and (iii) 1,441,242 common shares of the Company within five business days of signature of the Heenan Settlement Agreeement.  The common shares to be issued to Heenan Blakie LLP have not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”) and will be issued pursuant to Regulation S of the Securities Act.

The Stepp Settlement Agreeement  provides that in full repayment of the US$138,752 the Company owes to Stepp Law Corporation, the Company will pay (i) US$9,938  within five business days of signature of the Heenan Settlement Agreement; (ii) US$27,750 from any monies received by the Company from Age Reversal, Inc. pursuant to the terms of the Agreement and Plan of Merger between the Company and Age Reversal, Inc. or from any fundraising that bring the Company’s aggregate fundraisings to at least one million United States dollars; and (iii) 2,312,533 common shares of the Company within five business days of signature of the Heenan Settlement Agreeement.  The common shares to be issued to Stepp Law Corporation have not been, and will not be, registered under the Securities Act and will be issued pursuant to Regulation D of the Securities Act.

On signature of these two agreements the Company has substantially completed the Restructuring Plan and triggered certain provisions of termination agreements with current or former officers or employees, Samuel Asculai, Brian Lukian, Christopher Hovey and Drasko Puseljic (the “Termination Agreements”) and a loan agreement with current officer and director Samuel Asculai (the “Loan Agreement”). The Termination Agreements and the Loan Agreement were disclosed and attached as Exhibits to the Company’s Quarterly Report on Form 10-Q for the period to  January 31, 2013 filed with the SEC on 19 March, 2013. As a  result of the substantial completion of the Restructuring Plan, under the Termination Agreements all unpaid fees are forgiven except for an aggregate US$75,414. Under the Loan Agreement Dr. Asculai shall convert fifty percent (50%) of the amounts owed to him into common shares of the Company.

The ability of the Company to continue as a going concern and become a profitable entity is dependent upon the Company’s successful efforts to obtain additional funding to reposition its product line and generate sales and then attain profitable operations.  The Company needs to obtain additional financing to reposition its Visible Youth product line for the consumer market and to  fund its direct to consumer sales campaign.  There can be no assurances, however, that the Company will be able to obtain additional funding on terms satisfactory to it, or at all, or that future sales will be realized.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include future funding activities; changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: May 28, 2013	By:	/s/ Donald Nicholson
Donald Nicholson
President and CEO